Exhibit (g)(1)
CUSTODIAN CONTRACT
            This Custodian Contract, dated as of February 4, 2016 (this “Contract”), is by and between Janus Detroit Street Trust, a Delaware statutory trust, having its principal place of business at 151 Detroit Street, Denver, Colorado 80206, hereinafter called the “Fund,” and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at One Lincoln Street, Boston, Massachusetts, 02111, hereinafter called the “Custodian.”
WITNESSETH:
            WHEREAS, the Fund desires for the Custodian to provide certain custodial services relating to the securities and other assets of the Fund; and
            WHEREAS, the Custodian is willing to provide the services upon the terms and conditions contained in this Contract; and
            WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets (each such series set forth on Appendix A and collectively with all other series subsequently established by the Fund and made subject to this Contract in accordance with Section 18 hereof, being herein referred to as the “Portfolio(s)”); and
            WHEREAS, the Fund is an exchange-traded fund and will issue and redeem shares of each Portfolio only in aggregations of Shares (as defined in Section 5.1) known as “Creation Units,” generally in exchange for a basket of certain equity or fixed income securities and a specified cash payment, as more fully described in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (collectively, the “Prospectus”).
            NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:
1.	Employment of Custodian and Property to be Held by It
            The Fund hereby employs the Custodian as the custodian of its assets, including securities it desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”) and all cash or cash equivalents incidental thereto, pursuant to the provisions of the Trust Instrument. The Fund agrees to deliver to the Custodian all foreign securities and domestic securities and cash owned by it from time to time, all payments of income, payments of principal or capital distributions received by it with respect to all foreign and domestic securities owned by the Fund from time to time, and the cash consideration received by the Fund for such new or treasury shares of capital stock as it may issue or sell from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian or which is delivered out in accordance with “Proper Instructions” (within the meaning of Section 6). With respect to uncertificated shares (the “Underlying Shares”) of registered “investment companies” (as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended from time to time (the “1940 Act”)), whether in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including pursuant to Section 12(d)(1)(F) of the 1940 Act (hereinafter sometimes referred to as the “Underlying Portfolios”) the holding of confirmation statements that identify the shares as being recorded in the Custodian’s name on behalf of the Portfolios will be deemed custody for purposes hereof.
            Upon receipt of “Proper Instructions” (within the meaning of Section 6), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Trustees of the Fund (the “Board”) on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may place and maintain the Fund’s foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, all as designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4 hereof.
2.        Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States
2.1      Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as “Securities System” and (b) Underlying Shares owned by the Fund which are maintained pursuant to Section 2.13 hereof in an account with State Street Bank and Trust Company or such other entity which may from time to time be appointed by the Fund to act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (the “Underlying Transfer Agent”).
2.2      Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian, in a Securities System account of the Custodian or in an account at the Underlying Transfer Agent only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:
1.)	Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

2.)	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

3.)	In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;
4.)	To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

5.)	To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6.)	To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7.)	Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct;

8.)	For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9.)	In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10.)	For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

11.)	For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

12.)	For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”) and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of the Portfolio;

13.)	For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of the Portfolio;

14.)	Upon receipt of instructions from the transfer agent (“Transfer Agent”) for the Fund, for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Fund’s currently effective prospectus and statement of additional information, (“Prospectus”), in satisfaction of requests by holders of Shares for repurchase or redemption;

15.)	In the case of a sale processed through the Underlying Transfer Agent of Underlying Shares, in accordance with Section 2.13 hereof;

16.)	For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

17.)	For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying (a) the securities of the Portfolio to be delivered and (b) the person or persons to whom delivery of such securities shall be made.
2.3      Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in “street name” or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in “street name”, the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.
2.4      Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.
2.5      Determination of Fund Deposit, etc. Subject to and in accordance with the directions of the Fund (or its duly-authorized investment manager or investment adviser), the Custodian shall determine for each Portfolio after the end of each trading day on the New York Stock Exchange (the “NYSE”), in accordance with the respective Portfolio’s policies as adopted from time to time by the Board and in accordance with the procedures set forth in the Prospectus, (i) the identity and weighting of the securities in the Deposit Securities and the Fund Securities (each as defined in the Prospectus), (ii) the cash component, and (iii) the amount of cash redemption proceeds (all as described in the Prospectus) required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations of such Portfolio on such date. The Custodian shall provide or cause to be provided this information to the Portfolios’ distributor (the “Distributor”) and other persons as instructed according to the policies established by the Board and shall disseminate such information on each day that the NYSE is open, including through the facilities of the National Securities Clearing Corporation (the “NSCC”), prior to the opening of trading on the NYSE.
2.6      Allocation of Deposit Security Shortfalls. The Fund acknowledges that the Custodian maintains only one account on the books of the NSCC for the benefit of all exchange traded funds for which the Custodian serves as custodian, including the Fund (collectively, the “ETF Custody Clients”). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Creation Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to the Custodian’s NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client’s required amount (a “Common Deposit Security Shortfall”), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in the

Custodian’s NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common Deposit Security Shortfall.
2.7      Availability of Federal Funds. Upon mutual agreement between the Fund on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio’s account.
2.8      Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to domestic bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent and shall credit such income, as collected, to such Portfolio’s custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.
2.9      Payment of Fund Monies. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:
1.)	Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.13; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of FINRA, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Section 6;
2.)	In connection with conversion, exchange or surrender of securities owned by the Portfolio and in the case of warrants, rights or similar securities as set forth in Section 2.2 hereof;

3.)	For the redemption or repurchase of Shares issued by the Portfolio as set forth in Section 5 hereof;

4.)	For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5.)	For the payment of any dividends declared pursuant to the governing documents of the Fund;

6.)	For payment of the amount of dividends received in respect of securities sold short;

7.)	In connection with a lending or borrowing transaction between the Fund, on behalf of a Portfolio, and another investment company, on behalf of a portfolio thereof, advised by Janus Capital Management LLC;

8.)	For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

9.)	For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.
2.10   Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in Section 2.9 (1) (d) with respect to repurchase agreements, Section 2.12 with respect to purchases of securities in a Securities System, and Section 2.13 with respect to purchases of Underlying Shares, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.11     Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. The Underlying Transfer Agent shall not be deemed an agent or sub-custodian of the Custodian for purposes of this Section 2.11 or any other provision of this Contract.
2.12     Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by a Portfolio in a Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.
2.13     Deposit of Fund Assets with the Underlying Transfer Agent. Underlying Shares beneficially owned by the Fund, on behalf of a Portfolio, shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent and the Custodian’s only responsibilities with respect thereto shall be limited to the following:
1)	Upon receipt of a confirmation or statement from an Underlying Transfer Agent that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of such Portfolio.

2)	In respect of the purchase of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Portfolio as so directed, and record such payment from the account of such Portfolio on the Custodian’s books and records.

3)	In respect of the sale or redemption of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Portfolio on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds therefor, record such payment for the account of such Portfolio on the Custodian’s books and records.
2.14   Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the

Portfolio, (ii) for purposes of segregating cash or government securities in connection with swaps arrangements entered into on behalf of a Portfolio, options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies, (iv) for the purpose of segregating securities or other assets of the Fund in connection with a borrowing transaction between the Fund, on behalf of a Portfolio, as borrower and another investment company, on behalf of a portfolio thereof, advised by Janus Capital Management LLC, and (v) for any other purpose in accordance with Proper Instructions.
2.15     Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.
2.16     Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.
2.17     Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of domestic securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the domestic securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.
2.18     Free Deliveries to Repo Custodians. Notwithstanding anything herein to the contrary, upon receipt of Proper Instructions from time to time, the Custodian shall deliver monies and/or securities of a Portfolio to any account maintained for the Fund by any of the banks identified on Exhibit 1 hereto, as amended from time to time, which the Fund has appointed to serve as additional custodians for the Portfolios for the limited purpose of engaging in tri-party repurchase agreement transactions (each, a “Repo Custodian). Such delivery may be made without contemporaneous receipt by the Custodian of monies or securities in exchange therefore. Upon such delivery in accordance with such Proper Instructions, the Custodian shall have no further responsibility or obligations to the Fund as custodian for the applicable Portfolio with respect to the monies or securities so delivered. The Fund may amend Exhibit 1 from time to time to add or delete a Repo Custodian or change the identification of the account the Repo Custodian maintains for the Fund by delivering Special Instructions (as hereinafter defined) to the Custodian. The term “Special Instructions” shall mean written instructions executed by at least two officers of the Fund holding the office of Vice President or higher.
3. Provisions Relating to Rules 17f-5 and 17f-7
3.1	Definitions. The following capitalized terms in this Contract shall have the following respective meanings:
“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.
“Eligible Foreign Custodian” has the meaning set forth in Section (a)(1) of Rule 17f-5, including a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5(a)(7)), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5(a)(1) or by other appropriate action of the U.S. Securities and Exchange Commission (the “SEC”)), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.
“Eligible Securities Depository” has the meaning set forth in Section (b)(1) of Rule 17f-7.
“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios’ transactions in such investments.
“Foreign Custody Manager” has the meaning set forth in Section (a)(3) of Rule 17f-5.
“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.
“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.
3.2	The Custodian as Foreign Custody Manager.
          3.2.1   Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by the Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

          3.2.2   Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.
Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Custodian Contract by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Original Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall cease to be the Foreign Custody Manager of the Portfolios with respect to that country when the withdrawal of all Foreign Assets from that country is complete. The Board may at any time renew its delegation to the Custodian as Foreign Custody Manager in that country by written notice to the Custodian, and acceptance thereof by the Custodian.
The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn. Withdrawal of such acceptance shall in no way affect the Custodian’s rights or responsibilities as Custodian (and not as Foreign Custody Manager) under this Contract with respect to any Foreign Assets then in such country.
          3.2.3   Scope of Delegated Responsibilities:
                     (a)      Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the

Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).
                     (b)      Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).
                     (c)      Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate (including if such arrangements no longer meet the requirements of Rule 17f-5(c)), the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.
          3.2.4   Guidelines for the Exercise of Delegated Authority. It shall not be the responsibility of the Foreign Custody Manager to consider Country Risk as part of its delegated responsibilities pursuant to this Contract.
          3.2.5   Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 within a reasonable time after the occurrence of the material change.
          3.2.6   Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.
          3.2.7   Representations with Respect to Rule 17f - 5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in Section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

          3.2.8   Termination of the Custodian as Foreign Custody Manager. The Board’s delegation to the Custodian as Foreign Custody Manager of the Portfolios shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.
3.3	Eligible Securities Depositories.
          3.3.1   Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with Section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with Section (a)(1)(i)(B) of Rule 17f-7.
          3.3.2   Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.
          3.3.3   Withdrawal of Assets. If the Fund (or its duly-authorized investment manager or investment adviser) provides the Custodian with Proper Instructions to withdraw Foreign Assets from an Eligible Securities Depository, the Custodian shall comply with such Proper Instructions in accordance with the provisions of Section 4 hereof.
4.	Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States
4.1      Definitions. The following capitalized terms in this Contract shall have the respective following meanings:
“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.
“Foreign Sub-Custodian” means an Eligible Foreign Custodian set forth on Schedule A hereto.
“On book currency” means (a) U.S. dollars or (b) a foreign currency that, when credited to a deposit account of a customer maintained in the banking department of the Custodian or a Foreign Sub-Custodian, the Custodian maintains on its books as an amount owing as a liability by the Custodian to the customer.
4.2      Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the

Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.
4.3    Foreign Securities Systems. To the extent applicable, foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.
4.4.    Transactions in Foreign Custody Account.
          4.4.1.   Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities owned by the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:
(i)	upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)	to the issuer thereof, or its agent, for transfer into the name of the applicable Portfolio, the Fund or the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian), as applicable, or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)	to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)	in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

(x)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)	in connection with the lending of foreign securities; and

(xii)	for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.
          4.4.2.   Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:
(i)	upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iv)	for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: redemptions, dividends, interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(v)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(vi)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vii)	for payment of part or all of the dividends received in respect of securities sold short;

(viii)	in connection with the borrowing or lending of foreign securities; and

(ix)	for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.
          4.4.3.   Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures generally accepted by institutional investors in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.
The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian shall exercise reasonable care in compiling and preparing the materials described on Schedule C. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.
4.5      Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, except for such liability resulting from the nominee’s negligence or willful misconduct. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable and customary market practice.
4.6      Bank Accounts. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the

Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.
4.7      Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.
4.8      Shareholder Rights. With respect to the foreign securities held pursuant to this Section 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.
4.9      Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power; or (iii) such untimely exercise is due to the Custodian’s negligence of willful misconduct.
4.10    Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At the Fund’s election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.
4.11    Tax Services.
          4.11.1 General. Subject to and to the extent of receipt by the Custodian of relevant and necessary documentation and information with respect to the Fund and Portfolios that the Custodian has requested, the Custodian shall perform the following services: (a) file claims for exemptions, reductions in withholding taxes, or refunds of any tax with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate; (b) withhold appropriate amounts as required by U.S. tax laws with respect to amounts received on behalf of nonresident aliens; and (c) provide to the Fund such information actually received by the Custodian that could, in the Custodian’s reasonable belief and sole discretion, assist any of the Fund in its submission of any reports or returns with respect to taxes. Custodian shall use commercially reasonable efforts to make the Fund aware of obligations imposed on the Fund or the Custodian as custodian by non-US laws of which the Custodian is aware. Notwithstanding the preceding sentence, however, it shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided sufficient information and documentation.
          4.11.2 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities or other financial assets held within the United States of each Portfolio held by the Custodian and in connection with transfers of securities and other financial assets.
          4.11.3 Authorizations. The Custodian is authorized to deduct from any cash received or credited to the account of a Portfolio any taxes or levies required by any tax or other governmental authority having jurisdiction in respect of such Portfolio’s transactions and to disclose any information required by any such tax or other governmental authority in relation to processing any claim for exemption from or reduction or refund of any taxes relating to Portfolio transactions and holdings.
          4.11.4 Services Further Limited. Other than the servicing responsibilities provided herein, the Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, any Portfolio or the Custodian as custodian of the assets of the Fund or the Portfolio by the tax law of any country or of any state or political subdivision thereof. The Custodian shall not be considered the Fund’s tax advisor or tax counsel.
4.12    Liability of Custodian. The Custodian shall be liable to the Fund for any loss, liability, claim or expense of the Fund that results from the actions or omissions of a Foreign Sub-

Custodian to the same extent that the Custodian would be liable to the Fund as if the action or omission were performed by the Custodian itself, taking into account the facts and circumstances and the established local market practices and laws prevailing in the relevant jurisdiction at the time of the action or omission.
Notwithstanding any other provision herein, the Custodian shall in no event be liable for losses, liabilities, claims or expenses arising from an Insolvency Event with respect to (a) any Foreign Sub-Custodian or (b) any depositary bank holding in a deposit account cash denominated in any currency other than an “on book” currency for that market; provided, however, that the foregoing exculpation of the Custodian with respect to an Insolvency Event of a Foreign Sub-Custodian or depositary bank shall not be applicable if with respect to such Foreign Sub-Custodian or depositary bank the Custodian has failed to comply with its obligations as Foreign Custody Manager under this Agreement. For the avoidance of doubt, if the Custodian has met its standard of care hereunder and has fulfilled its obligations as Foreign Custody Manager under this Agreement with respect to such Foreign Sub-Custodian or depositary bank, then the Custodian shall be without liability for any losses, liabilities, claims or expenses arising from an Insolvency Event of such Foreign Sub-Custodian or depositary bank.
“Insolvency Event” means, in relation to any entity, the occurrence of any of the following events: insolvency, inability to pay its debts as they fall due, admission of its inability to pay its debts, general assignment, arrangement or composition with or for the benefit of its creditors, commencement (whether by or against it or all or any part of its assets) of any insolvency, bankruptcy, winding-up, adjustment, official management, moratorium, rearrangement, rehabilitation, reorganization, restructuring, liquidation, dissolution (other than pursuant to a consolidation, amalgamation or merger) or other debt relief proceeding(s), or the appointment of an administrator, provisional liquidator, receiver, trustee, custodian, conservator or other similar official over it or all or any part of its assets.
The Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.
4A.	Foreign Exchange.
4A.1.   Generally. Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Contract.
4A.2   Fund Elections. The Fund (or its investment adviser acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian.
5.	Payments for Repurchases or Redemptions and Sales of Shares of the Fund
          5.1     Payment for Shares Issued. The Custodian shall receive from the Distributor of beneficial interests in a Portfolio (“Shares”) of the Fund or from the Fund’s Transfer Agent and deposit into the account of the Portfolio such payments as are received for Shares, in Creation Unit aggregations, issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of the Portfolio and the Transfer Agent of any receipt of the payments by the Custodian.
          5.2     Payment for Shares Repurchased or Redeemed. Upon receipt of instructions from the Transfer Agent, the Custodian shall set aside funds and securities of a Portfolio to the extent available for payment to, or in accordance with the instructions of, Authorized Participants (as defined in the Prospectus) who have delivered to the Transfer Agent a request for redemption of their Shares, in Creation Unit aggregations, which shall have been accepted by the Transfer Agent, the applicable Fund Securities (or such securities in lieu thereof as may be designated by the investment adviser in accordance with the Prospectus) for such Portfolio and the Cash Redemption Amount (as defined in the Prospectus), if applicable, less any applicable Redemption Transaction Fee (as defined in the Prospectus). The Custodian will transfer the applicable Fund Securities to or on the order of the Authorized Participant. Any cash redemption payment (less any applicable Redemption Transaction Fee) due to the Authorized Participant on redemption shall be effected through the DTC system or through wire transfer in the case of redemptions effected outside of the DTC system
6.	Proper Instructions
          Proper Instructions, which may also be standing instructions, as used throughout this Contract, shall mean instructions received by the Custodian from the Fund, the Fund’s investment manager, or a person or entity duly authorized by either of them. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the person or entity giving such instructions, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and the Custodian, including, but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum to this Contract. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.14 of this Contract. The Fund or the Fund’s investment manager shall cause its duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives notice from the Fund to the contrary.
7.	Actions Permitted without Express Authority
          The Custodian may in its discretion, without express authority from the Fund:

1)	make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;

2)	surrender securities in temporary form for securities in definitive form;

3)	endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

4)	in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.
8.	Evidence of Authority
          The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board pursuant to the Trust Instrument as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.
9.	Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income
          The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding Shares of each Portfolio or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per share. The Custodian shall transmit the net asset value per share of each Portfolio to the Transfer Agent, the Distributor, the NYSE and such other entities as directed in writing by the Fund. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Fund’s currently effective prospectus related to such Portfolio and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The Custodian shall on each day a Portfolio is open for the sale or repurchase or redemption of Shares of such Portfolio compute the number of Shares of each Deposit Security to be included in the current Fund Deposit (as defined in the Prospectus) and the Fund Securities and shall transmit such information to the NSCC. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Fund’s currently effective prospectus related to such Portfolio.
          The Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Contract, including without limitation, the duties set forth in this Section 9 and in Section 10 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent.
10.	Records
          The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.
11.	Opinion of Fund’s Independent Accountant
          The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of the Fund’s Form N-1A, and Form N-SAR or other periodic reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.
12.	Reports to Fund by Independent Public Accountants
          The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.
13.	Compensation of Custodian
The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

14.	Responsibility of Custodian
          So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of reputable counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions affected by check shall be in accordance with a separate agreement entered into between the Custodian and the Fund.
          If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.
          If the Fund on behalf of a Portfolio requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, or if the Fund fails to compensate the Custodian pursuant to Section 13 hereof, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio’s assets to the extent necessary to obtain reimbursement.
          The Custodian shall be without responsibility or liability to the Fund or Portfolio for: (a) events or circumstances beyond the reasonable control of the Custodian, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any currency or securities market or system, work stoppages, natural disasters, acts of war, revolution, riots or terrorism or other similar force majeure events or acts; (b) errors by the Fund, its investment adviser or any other duly authorized person in their instructions to the Custodian; (c) the insolvency of or acts or omissions by a Securities System, Foreign Securities System, Underlying Transfer Agent or domestic sub-custodian designated pursuant to Section 1; (d) the failure of the Fund, its investment adviser, Portfolio or any duly authorized individual or organization to adhere to the Custodian’s operational policies and procedures; (e) any delay or failure of any broker, agent, securities intermediary or other intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities or other financial assets purchased or in the remittance or payment made in connection with securities or other financial assets sold; (f) any delay or failure of any organization in charge of registering or transferring securities or other financial assets in the name of the Custodian, the Fund, any Portfolio, the Custodian’s sub-custodians, nominees or agents including non-receipt of bonus, dividends and rights and other accretions or benefits; (g) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security, other financial asset, Securities System or Foreign Securities System; and (h) the effect of any provision of any law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.
          Notwithstanding any other provision set forth herein, in no event shall the Custodian be liable for any special, indirect, incidental, punitive or consequential damages of any kind whatsoever (including, without limitation, lost profits) with respect to the services provided pursuant to this Contract, regardless of whether either party has been advised of the possibility of such damages.
15.	Effective Period, Termination and Amendment
          This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than one hundred eighty (180) days in the case of termination by the Custodian or ninety (90) days in the case of termination by the Fund after the date of such delivery or mailing; provided, however, that the Custodian shall not with respect to a Portfolio act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the 1940 Act, as amended; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Trust Instrument, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of the Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by an appropriate regulatory agency or court of competent jurisdiction. Upon termination of this Contract, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements. The provisions of Sections 4.11, 13, 14 and 23 of this Contract shall survive termination of this Contract for any reason.
16.	Successor Custodian
          If a successor custodian for any Portfolio shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent.
          If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.
          In the event that no written order designating a successor custodian or certified copy of a vote of the Board shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.
          In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.
17.	Interpretive and Additional Provisions
          In connection with the operation of this Contract, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Trust Instrument of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.
18.	Additional Portfolios
          In the event that the Fund from time to time establishes one or more additional series of Shares with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

19.	Massachusetts Law to Apply
          This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.
20.	Prior Contracts
          This Contract supercedes all prior agreements between the Fund on behalf of each of the Fund’s Portfolios and the Custodian relating to the custody of the Fund’s assets.
21.	Notices
          Any notice, instruction or other instrument required to be given hereunder will, unless otherwise provided in this Contract, be in writing and may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by facsimile transmission or overnight delivery by any recognized delivery services to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund:	JANUS DETROIT STREET TRUST
151 Detroit Street
Denver, Colorado 80206
Attention: General Counsel
Telephone: 303-333-3863
Facsimile: 303-394-7714

To the Custodian:	STATE STREET BANK AND TRUST COMPANY
Josiah Quincy Building
200 Newport Avenue
North Quincy, Massachusetts 02171
Attention: John D. Fitch, Senior Vice President
Telephone: 617-662-3293
Facsimile: 617-988-0775

with a copy to:

STATE STREET BANK AND TRUST COMPANY
Legal Division – Global Services Americas
One Lincoln Street
Boston, MA 02111
Attention: Senior Vice President and Senior Managing Counsel

          Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of a facsimile, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of overnight delivery on the business day after sending. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.
22.	Confidential Information
          All information provided under this Contract by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 23 below, all confidential information provided under this Contract by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Contract or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Contract, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Contract, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Contract, or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. With respect to any disclosure by the Custodian pursuant to (d) above, the Custodian shall make reasonable efforts to provide the Fund with reasonable notice prior to any such disclosure unless prohibited from doing so by law, rule, regulation or regulatory authority.
23.	Use of Data
(a)         In connection with the provision of the services and the discharge of its other obligations under this Contract, the Custodian (which term for purposes of this Section 23 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Contract and other agreements between the Fund and the Custodian or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.
(b)         Except as expressly contemplated by this Contract, nothing in this Section 23 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Contract and applicable law. The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 23 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Contract.
24.	Data Privacy
The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Fund’s shareholders, employees, directors and officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. The term, “personal information”, as used in this Section, means (a) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (i) Social Security number, (ii) driver’s license number, (iii) state identification card number, (iv) debit or credit card number, (v) financial account number or (vi) personal identification number or password that would permit access to a person’s account, or (b) any combination of any of the foregoing that would allow a person to log onto or access an individual’s account. The term does not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.
25.	Fund Representations and Warranties
The Fund hereby represents and warrants that (a) it is duly organized and validly existing in good standing in its jurisdiction of organization; (b) it has the requisite power and authority under applicable law and its organic record to enter into and perform this Contract; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Contract; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Fund’s ability to perform its duties and obligations under this Contract; and (e) its entering into this Contract shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.
26.	Custodian Representations and Warranties
The Custodian hereby represents and warrants that (a) it is a trust company, duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (b) it has the requisite power and authority to carry on its business in the Commonwealth of Massachusetts; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Contract; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Custodian’s ability to perform its duties and obligations under this Contract; and (e) its entering into this Contract shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it.
27.	Regulation GG
The Fund represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and

covenants that it shall not engage in an Internet gambling business. In accordance with Regulation GG, the Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Contract or otherwise between or among any party hereto.
28.	Remote Access Services Addendum
The Custodian and the Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.
29.	Loan Services Addendum
If the Fund directs the Custodian in writing to perform loan services, the Custodian and the Fund will be bound by the terms of the Loan Services Addendum attached hereto. The Fund shall reimburse Custodian for its fees and expenses related thereto as agreed upon from time to time in writing by the Fund and the Custodian.
30.	Counterparts
This Contract may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Contract. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received in electronically transmitted form.
31.	Assignment
This Contract may not be assigned by (a) the Fund without the written consent of the Custodian or (b) the Custodian without the written consent of the Fund. However, without the consent the Fund or any Portfolio, the Custodian may assign this Contract to an affiliate in connection with an internal reorganization. Notwithstanding the foregoing, the Custodian may employ, engage, associate or contract with such person or persons, including, without limitation, affiliates and subsidiaries of the Custodian, as the Custodian may deem desirable to assist it in performing certain of its non-custodial obligations under this Contract without the consent of the Fund; provided, however, that the compensation of such person or persons shall be paid by the Custodian and that the Custodian shall be as fully responsible to the Fund for the acts and omissions of any such person or persons as it is for its own acts and omissions under this Contract. The Custodian agrees to use reasonable efforts to provide prior notice to the Fund to the extent the Custodian engages an unaffiliated organization to perform any such non-custodial obligations under this Contract.
32.	Severability; No Waiver
If any provision of this Contract shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The failure of a party hereto to insist upon strict adherence to any term of this

Contract on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Contract shall not constitute a waiver of any the term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Contract shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.
33.	Reproduction of Documents
This Contract and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
34.	Trust Instrument
Notice is hereby given that this Contract is executed on behalf of the trustees of the Fund as trustees of the Fund and not individually, and that the obligations under this Contract are not binding upon any of the trustees, officers, shareholders, agents or employees of the Fund individually, but binding only upon the assets and property of the Fund.
35.	Shareholder Communications Election
         Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund’s name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian “no”, the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund’s protection, the Rule prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ]	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO [X]	The Custodian is not authorized to release the Fund’s name, address, and share positions.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the date first above written.

JANUS DETROIT STREET TRUST

By: /s/ Stephanie Grauerholz
Name: Stephanie Grauerholz
Title: Vice President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Gunjan Kedia
Name: Gunjan Kedia
Title: Executive Vice President

APPENDIX A
to
CUSTODIAN CONTRACT
Janus Detroit Street Trust
Janus Small Cap Growth Alpha ETF
Janus Small/Mid Cap Growth Alpha ETF